Exhibit 11 under Form N-1A
Exhibit 23 under Item 601/Reg. S-K

INDEPENDENT AUDITORS' CONSENT

To the Board of Trustees and
     Shareholders of FEDERATED INSURANCE SERIES


We consent to the incorporation by reference in Post-Effective Amendment No. 14 to Registration Statement (No. 33-69268) of Federated Insurance Series of our report dated February 7, 1997, appearing in the Annual Report, which is incorporated by reference in such Registration Statement, and to the reference to us under the heading `Financial Highlights'' in such Prospectuses.

The Federated Insurance Series consists of the following eight portfolios:

     Federated High Income Bond Fund II
     Federated Prime Money Fund II
     Federated Fund for U.S. Government Securities II
     Federated Growth Strategies Fund II
     Federated American Leaders Fund II
     Federated Utility Fund II
     Federated International Equity Fund II
     Federated Equity Income Fund II

/s/ Deliotte & Touche LLP
DELIOTTE & TOUCHE LLP

Pittsburgh, Pennsylvania
April 14, 1997